Exhibit 32

Section 1350 Certifications.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer and the Principal Financial Officer of HCSB Financial Corporation (the “Company”), certifies that to his knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Clarkson
James R. Clarkson
President and Chief Executive Officer
(Principal Executive Officer)
November 28, 2012

/s/ Edward L. Loehr, Jr.
Edward L. Loehr, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)
November 28, 2012